Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT
AKAMAI TECHNOLOGIES LTD. -- Incorporated in the United Kingdom

AKAMAI TECHNOLOGIES GMBH -- Incorporated in Germany

AKAMAI TECHNOLOGIES SARL -- Incorporated in France

AKAMAI TECHNOLOGIES NETHERLANDS BV - Incorporated in the Netherlands

AKAMAI INTERNAIONAL BV - Incorporated in the Netherlands

AKAMAI TECHNOLOGIES SECURITIES CORPORATION -- Incorporated in Massachusetts

K STREAMING LLC - Organized in Delaware

AKAMAI SALES LLC - Organized in Delaware

AKAMAI JAPAN K.K. - Incorporated in Japan

AKAMAI TECHNOLOGIES INDIA PRIVATE LTD. - Incorporated in India

AKAMAI TECHNOLOGIES SPAIN SL - Incorporated in Spain

AKAMAI TECHNOLOGIES SINGAPORE PVT. LTD. - Incorporated in Singapore

AJ TECHNOLOGIES LTD - Incorporated in the Cayman Islands

AKAMAI (BEIJING) TECHNOLOGIES, CO. LTD. - Incorporated in the People's Republic of China

AKAMAI TECHNOLOGIES AB - Incorporated in Sweden

AKAMAI TECHNOLOGIES SOLUTIONS (INDIA) PRIVATE LTD. - Incorporated in India

AKAMAI TECHNOLOGIES YUHAN HOESA - Incorporated in South Korea

AKAMAI TECHNOLOGIES S.R.I. - Incorporated in Italy

AKAMAI TECHNOLOGIES INTERNATIONAL AG - Incorporated in Switzerland
AKAMAI TECHNOLOGIES HONG KONG LIMITED - Incorporated in Hong Kong
AKAMAI TECHNOLOGIES POLAND SP. Z.O.O. - Incorporated in Poland
AKAMAI TECHNOLOGIES S.R.O. - Incorporated in the Czech Republic
AKAMAI TECHNOLOGIES E SERVICOS DO BRASIL LTDA. - Incorporated in Brazil
AKAMAI TECHNOLOGIES APJ PTE LTD. - Incorporated in Singapore